UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8‑K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2023

GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

2790 Skypark Drive, Suite 105, Torrance, California	90505
(Address of Principal Executive Offices)	(Zip Code)

(310) 641-4234
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12).

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.02.        Termination of a Material Definitive Agreement
.

On May 15, 2023, Global Clean Energy Holdings, Inc. (the “Company”), further advised
ExxonMobil Oil Corporation, a subsidiary of Exxon Mobil Corporation (“EMOC”), as counterparty to that certain Product Off-take Agreement, dated effective April 10, 2019 (the “POA”), that
force majeure
had occurred at the Company’s renewable diesel facility located in Bakersfield, California
; as a

result the start date under the POA was automatically extended pursuant to the terms of the POA until November 30, 2023, at the earliest.
The Company also
advised
EMOC that if it did not withdraw its prior putative “irrevocable” termination of the POA, the Company would seek to initiate arbitration proceedings to recover for damages incurred by the Company as a result of EMOC’s wrongful termination.

On May 19, 2023, EMOC notified the Company that it was terminating the POA effective as of that date as a result of EMOC’s views that the force majeure
events described in the
Company’s May 15th letter
had existed for 365 consecutive days or more – a contention that the Company vigorously denies.

On May 21, 2023, the Company notified EMOC that it rejects its latest putative attempt to terminate the POA, disagrees with EMOC’s interpretation of the POA, and believes that its force majeure
claims are valid and enforceable under the POA.  It is the Company’s view that EMOC’s attempt to terminate the POA with immediate effect is without merit and meaningless, and that the POA has not terminated and cannot be terminated for failure to achieve the start date under the
POA until November 30, 2023, at the earliest.  The Company intends to pursue all legal and equitable remedies available to it, including, without limitation, taking all necessary actions to recover
damages incurred by the Company as a result of EMOC’s wrongful termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 22, 2023	By:	/s/ Ralph Goehring
Ralph Goehring
Chief Financial Officer